Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2010 THIRD QUARTER RESULTS

BUFFALO GROVE, IL – November 4, 2010 – Essex Rental Corp. (Nasdaq: ESSX; ESSXW; ESSXU) ("Essex") today announced its unaudited results for the third quarter ended September 30, 2010.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), its operating subsidiary.  Included below is a comparison of Essex's results of operations for quarter ended September 30, 2010 to the corresponding results for the quarter ended September 30, 2009.

Management Comments on Third Quarter 2010

Ron Schad, President & CEO of Essex, stated, “Third quarter results were consistent with our expectations, and we continued to see some of our end markets recover and, accordingly, demand for our heavy-lifting equipment increase.  During the quarter, we witnessed the continued stabilization of rental rates.  However, our average monthly rental rate declined marginally primarily due to the mix of cranes on rent.  More importantly, on a sequential quarter basis we experienced a meaningful increase in utilization rates when compared to the three months ended June 30, 2010.”

Mr. Schad continued, “Rental related revenues increased sequentially by 18.5%, or $1.3 million, to $8.6 million for the three months ended September 30, 2010 from $7.3 million for the three months ended June 30, 2010.  We are optimistic that the benefit of the cyclical upturn that we are experiencing will exceed the slight seasonal downturn usually experienced during the fourth quarter.  We have significant projects scheduled to start in November which provides some assurance that utilization will continue to climb through the fourth quarter, which would put the Company in a position to substantially increase utilization as the spring construction cycle begins in early 2011.”

Third Quarter 2010 Overview

Essex’s total rental related revenue for the third quarter of 2010, which includes revenue from equipment rentals, repair and maintenance, and transportation services, but excludes used rental equipment sales, was $8.6 million compared to total rental related revenue of $9.7 million for the quarter ended September 30, 2009.  The decline was primarily due to lower equipment rental revenue which represented 72.4% of total revenue, or $6.3 million for the quarter ended September 30, 2010, compared to 64.0% of total revenue, or $7.1 million for the comparable period in 2009.  The decline in equipment rental income was related primarily to a 22.1% decrease in the average monthly crane rental rate to $16,137 compared to the average monthly crane rental rate of $20,716 for the comparable period in 2009.  The decrease in average crane rental rate was the result of a change in the mix of cranes on rent and lower rental rate pricing due to weak demand driven by the anemic economy and difficult commercial credit environment.  This was compounded by the expiration of existing rental agreements executed at higher rental rates in the prior years.

Partially offsetting the decrease in equipment rental revenue due to the decline in average monthly crane rental rate was the increase in utilization rates.  The crane utilization rate (on a days method) for the quarter ended September 30, 2010 equaled 40.2%, compared to 38.6% in the comparable period in 2009 and was considerably improved from the 35.1% for the quarter ended June 30, 2010.

Cost of revenues for the quarter ended September 30, 2010 was $7.3 million compared to $7.8 million for the same period in 2009.  Excluding the non-cash costs of net book value of rental equipment sold and depreciation expense, costs were $4.2 million for the quarter ended September 30, 2010, compared to $3.8 million for the same period in 2009, with the increase primarily due to the expense of preparing the fleet for rental agreements starting in the near term.

Selling, general and administrative expenses declined to $2.7 million for the quarter ended September 30, 2010 from $2.9 million for the same period in the prior year.  The decrease was primarily due to lower bad debt expense, partially offset by an increase in professional and legal fees.

Rental EBITDA was $1.7 million for the quarter ended September 30, 2010 compared to $3.0 million for the quarter ended September 30, 2009; Rental EBITDA of $1.7 million for the quarter ended September 30, 2010 improved meaningfully from Rental EBITDA of $1.0 million for the quarter ended June 30, 2010.  A reconciliation of Rental EBITDA to Income (Loss) from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

Potential Acquisition of Coast Crane Company

Coast Crane Company (“Coast”), a leading provider of specialty lifting solutions and crane rental services on the West Coast of the United States, filed a voluntary petition for relief under the United States Bankruptcy Code on September 22, 2010, and is selling its assets pursuant to Section 363 of the United States Bankruptcy Code.  On November 1, 2010, Essex submitted a bid for Coast’s assets.  The acceptance of Essex’s bid and the consummation of the acquisition of Coast are subject to, among other things, Essex having the highest and best offer for the assets and approval by the Bankruptcy Court.  If Essex’s bid is determined to be qualified under the bidding standards applicable to the Bankruptcy Proceeding, Essex will participate in an auction scheduled for November 8, 2010. A hearing in the Bankruptcy Court is scheduled to be held on November 12, 2010 to determine whether Essex’s offer constitutes the highest and best bid in the auction.

In connection with the Coast bid, Essex entered into subscription agreements providing for the sale of an aggregate of 3,300,000 shares of common stock, par value $0.0001 per share, at a price of $4.30 per share, or $14,190,000 in the aggregate, in a private offering.  The closing of the private offering and the issuance of shares of common stock pursuant to the subscriptions is contingent upon Essex being the successful bidder for and consummating the acquisition of, the assets of Coast.  The proceeds of the offering will be used to fund part of the cash portion of the purchase price for Coast’s assets.  For more information, please refer to the Form 8-K filed with the SEC by the Company on Monday, November 1, 2010.

Outlook for 2010

Mr. Schad continued, “Infrastructure related projects, including levee reconstruction, continue to be the largest contributor to increasing utilization, but we have seen some increases in fleet utilization in a diverse group of sub-markets and locations in which we operate.”

Mr. Schad concluded, “Our outlook for the remainder of this year and for 2011 is upbeat as we expect utilization rates to continue their upward trend and we believe that utilization rates will reach levels that will allow us to achieve higher rental rates in the foreseeable future.  Essex believes that our continued improvement in fleet utilization combined with the leveling off of declining rental rates is our best indication of the ongoing recovery taking place in the heavy lift crane rental business sectors that we serve.  This strong indication of a recovery reinforces our confidence that there is a positive future for Essex.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results tomorrow, November 5, 2010 at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 1 (877) 407-8291 (Domestic) and (201) 689-8345 (International).  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane Rental Corp., is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane), intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com.  The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to Rental EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of Rental EBITDA serves to enhance understanding of Essex's operating performance, Rental EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of Rental EBITDA to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

REVENUES
Equipment rentals	$6,338,337	$7,116,473	$16,907,405	$28,195,939
Used rental equipment sales	145,541	1,389,469	2,938,460	6,074,322
Transportation	1,141,416	1,023,087	3,149,583	3,930,877
Equipment repairs and maintenance	1,126,180	1,585,859	3,109,481	4,795,140
TOTAL REVENUES	8,751,474	11,114,888	26,104,929	42,996,278

COST OF REVENUES
Salaries, payroll taxes and benefits	1,412,093	1,375,677	4,062,009	4,577,779
Depreciation	2,936,350	2,807,741	8,690,475	8,362,978
Net book value of rental equipment sold	151,817	1,217,004	2,349,981	5,293,847
Transportation	1,027,019	803,207	2,822,961	2,917,583
Equipment repairs and maintenance	1,398,008	1,234,936	3,358,288	3,710,663
Yard operating expenses	346,716	405,952	996,192	1,170,746
TOTAL COST OF REVENUES	7,272,003	7,844,517	22,279,906	26,033,596

GROSS PROFIT	1,479,471	3,270,371	3,825,023	16,962,682

Selling, general and administrative expenses	2,722,759	2,877,630	7,851,186	8,711,528
Other depreciation and amortization	216,424	191,259	628,490	601,118
INCOME (LOSS) FROM OPERATIONS	(1,459,712)	201,482	(4,654,653)	7,650,036

OTHER INCOME (EXPENSES)
Other income	6,521	128	9,572	327
Interest expense	(1,731,352)	(1,673,637)	(5,009,259)	(5,027,639)
TOTAL OTHER INCOME (EXPENSES)	(1,724,831)	(1,673,509)	(4,999,687)	(5,027,312)

INCOME (LOSS) BEFORE INCOME TAXES	(3,184,543)	(1,472,027)	(9,654,340)	2,622,724

PROVISION (BENEFIT) FOR INCOME TAXES	(979,350)	(764,498)	(3,232,883)	808,149

NET INCOME (LOSS)	$(2,205,193)	$(707,529)	$(6,421,457)	$1,814,575

Weighted average shares outstanding:
Basic	17,157,178	14,109,060	15,284,169	14,108,458
Diluted	17,157,178	14,109,060	15,284,169	15,559,441

Earnings (loss) per share:
Basic	$(0.13)	$(0.05)	$(0.42)	$0.13
Diluted	$(0.13)	$(0.05)	$(0.42)	$0.12

Essex Rental Corp.
Rental Rate and Utilization Statistics
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Average crane rental rate per month	$16,137	$20,716	$16,690	$21,714

Utilization Statistics - Cranes
"Days" Method Utilization	40.2%	38.6%	35.1%	46.6%
"Hits" Method Utilization	44.1%	43.1%	38.7%	51.4%

(See definitions in the quarterly and annual reports filed with the SEC)

Reconciliation of Income (loss) from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Income (loss) from Operations	$(1,459,712)	$201,482	$(4,654,653)	$7,650,036
Add: Depreciation	2,936,350	2,807,741	8,690,475	8,362,978
Add: Other depreciation and amortization	216,424	191,259	628,490	601,118
Total EBITDA	1,693,062	3,200,482	4,664,312	16,614,132
Minus: Used rental equipment sales	(145,541)	(1,389,469)	(2,938,460)	(6,074,322)
Add: Net book value of rental equipment sold	151,817	1,217,004	2,349,981	5,293,847
Rental EBITDA	$1,699,338	$3,028,017	$4,075,833	$15,833,657

Essex Rental Corp.
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$406,057	$199,508
Accounts receivable, net of allowances for doubtful accounts and
credit memos of $1,410,000 and $1,545,000, respectively	5,840,006	4,973,995
Other receivables	3,450,250	3,791,845
Deferred tax assets	2,135,409	1,724,621
Prepaid expenses and other assets	412,227	410,198
TOTAL CURRENT ASSETS	12,243,949	11,100,167

Rental equipment, net	253,512,181	260,767,678
Property and equipment, net	6,376,492	6,981,660
Spare parts inventory, net	3,741,015	3,556,236
Restricted cash deposits	5,234,828	-
Identifiable finite lived intangibles, net	1,321,689	2,160,239
Loan acquisition costs, net	1,525,990	1,897,177

TOTAL ASSETS	$283,956,144	$286,463,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,468,039	$1,790,683
Accrued employee compensation and benefits	656,319	679,078
Accrued taxes	4,646,129	5,663,263
Accrued interest	310,084	303,186
Accrued other expenses	685,730	739,639
Unearned rental revenue	1,177,960	793,797
Short-term debt obligations	-	5,170,614
Current portion of capital lease obligation	6,603	6,269
TOTAL CURRENT LIABILITIES	8,950,864	15,146,529

LONG-TERM LIABILITIES
Revolving credit facility	142,183,308	131,919,701
Deferred tax liabilities	59,515,258	62,935,535
Interest rate swap	4,572,654	2,306,294
Capital lease obligation	12,073	17,067
TOTAL LONG-TERM LIABILITIES	206,283,293	197,178,597

TOTAL LIABILITIES	215,234,157	212,325,126

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares;
issued and outstanding 17,166,961 shares at September 30, 2010 and
14,124,563 shares at December 31, 2009	1,717	1,412
Paid in capital	86,999,370	84,589,119
Accumulated deficit	(15,444,054)	(9,022,597)
Accumulated other comprehensive loss, net of tax	(2,835,046)	(1,429,903)
TOTAL STOCKHOLDERS' EQUITY	68,721,987	74,138,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$283,956,144	$286,463,157